As filed with the Securities and Exchange Commission on July 11, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DEALERTRACK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	52-2336218
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue, Suite M04	11042
Lake Success, New York	(Zip Code)
(Address of principal executive offices)
Amended and Restated 2005 Incentive Award Plan
(Full title of plan)

Eric D. Jacobs, Esq.
Senior Vice President, General Counsel and Secretary
DealerTrack Holdings, Inc.
1111 Marcus Avenue, Suite M04
Lake Success, New York 11042
(516) 734-3600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Stuart M. Cable, Esq.
Kenneth J. Gordon, Esq.
Goodwin Procter LLP
Exchange Place
53 State Street
Boston, Massachusetts 02109
(617) 570-1000
(617) 573-1231 (fax)
CALCULATION OF REGISTRATION FEE

	Amount of Shares	Proposed Maximum	Proposed Maximum
Title of Securities	to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered (1)	Share (2)	Price (2)	Registration Fee
Common Stock $0.01 par value	1,300,000	$37.57	$48,841,000	$1,499.42

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also be deemed to cover an indeterminate number of additional shares of Common Stock of DealerTrack Holdings, Inc. (the “Company”) issuable in the event the number of outstanding shares of the Company is increased by split-up, reclassification, stock dividend, recapitalization, and certain other capital adjustments and the like.

(2)	Estimated solely for the purpose of calculating the registration fee. In accordance with Rules 457(c) and 457(h), the proposed maximum offering price per share, the proposed maximum aggregate offering price, and the registration fee shown has been computed based upon the average of the high and low sales price of the Company’s Common Stock on July 3, 2007, as reported on the Nasdaq Global Market.

NOTE
PART I
Item 1. Plan Information
Item 2. Registrant Information and Employee Plan Annual Information
PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
Exhibit Index
EX-4.8: AMENDED AND RESTATED 2005 INCENTIVE AWARD PLAN
EX-5.1: OPINION OF COUNSEL
EX-23.2: CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

NOTE
This Registration Statement on Form S-8 registers 1,300,000 additional shares of common stock, par value $0.01 per share (the “Common Stock”), of DealerTrack Holdings, Inc. (the “Company”) reserved for issuance under the Amended and Restated 2005 Incentive Award Plan (the “2005 Plan”), which shares are in addition to 7,435,465 shares of Common Stock previously registered pursuant to Registration Statement on Form S-8 (Registration No. 333-130310) and filed with the Securities and Exchange Commission. The current filing is being made to register the 1,300,000 shares which are issuable under the 2005 Plan. Accordingly, the contents of the Company’s Registration Statement on Form S-8 (Registration No. 333-130310) are hereby incorporated by reference pursuant to General Instruction E to Form S-8. After giving effect to this Registration Statement, an aggregate of 8,735,465 shares of Common Stock have been registered for issuance pursuant to the 2005 Plan.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.
Item 2. Registrant Information and Employee Plan Annual Information.
The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) by DealerTrack Holdings, Inc. (the “Company”) or pursuant to the Securities Act of 1933, as amended (the “Securities Act”) are incorporated herein by reference:
(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed on March 16, 2007 and as amended by Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006 filed on April 30, 2007;

(b)	Quarterly Report on Form 10-Q for the period ended March 31, 2007 filed on May 8, 2007;

(c)	All other documents filed by the Company pursuant to 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

(d)	Item 1 of Registration Statement of the Company on Form 8-A dated December 6, 2005.
All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.
Reference is made to the Exhibit Index.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Success, State of New York, on July 11, 2007.

DEALERTRACK HOLDINGS, INC.
By:	/s/ Mark F. O’Neil
Mark F. O’Neil
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY
     Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints each of Mark F. O’Neil and Robert J. Cox III the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (unless revoked in writing), to sign this Registration Statement on Form S-8, and any and all amendments thereto, including any post-effective amendments as well as any related registration statement (or amended thereto) filed in reliance upon Rule 462(b) under the Securities Act, as amended and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully as to all intents and purposes as the undersigned might and could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of July 11, 2007.

Signature	Title

/s/ Mark F. O’Neil	Chairman, President and Chief Executive Officer

Mark F. O’Neil	(as principal executive officer of DealerTrack Holdings, Inc.)

/s/ Robert J. Cox III	Senior Vice President, Chief Financial Officer

Robert J. Cox III	and Treasurer (as principal financial officer and principal accounting officer of DealerTrack Holdings, Inc.)

/s/ Thomas R. Gibson	Director

Thomas R. Gibson

/s/ Thomas F. Gilman	Director

Thomas F. Gilman

/s/ Mary Cirillo-Goldberg	Director

Mary Cirillo-Goldberg

/s/ Ann B. Lane	Director

Ann B. Lane

/s/ John J. McDonnell, Jr.	Director

John J. McDonnell, Jr.

/s/ James David Power III	Director

James David Power III

/s/ Howard L. Tischler	Director

Howard L. Tischler

Exhibit Index

3.1	Form of Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.2 to Amendment No. 3 to the Company’s Registration Statement on Form S-1/A, filed on October 25, 2005, File No. 333-126944).

3.2	Form of Amended and Restated By-laws of the Company (incorporated herein by reference to Exhibit 3.4 to Amendment No. 3 to the Company’s Registration Statement on Form S-1/A, filed on October 25, 2005, File No. 333-126944).

3.3	Specimen Certificate of Common Stock (incorporated herein by reference to Exhibit 4.4 to Amendment No. 2 to the Company’s Registration Statement on Form S-1/A, filed on October 12, 2005, File No. 333-126944).

4.1	2001 Stock Option Plan of DealerTrack Holdings, Inc. effective as of August 10, 2007 (incorporated herein by reference to Exhibit 10.20 to the Company’s Registration Statement on Form S-1, filed on July 28, 2005, File No. 333-126944).

4.2	First Amendment to 2001 Stock Option Plan of DealerTrack Holdings, Inc. (incorporated herein by reference to Exhibit 10.21 to the Company’s Registration Statement on Form S-1, filed on July 28, 2005, File No. 333-126944).

4.3	Second Amendment to 2001 Stock Option Plan of DealerTrack Holdings, Inc. (incorporated herein by reference to Exhibit 10.22 to the Company’s Registration Statement on Form S-1, filed on July 28, 2005, File No. 333-126944).

4.4	Third Amendment to 2001 Stock Option Plan of DealerTrack Holdings, Inc. (incorporated herein by reference to Exhibit 10.23 to the Company’s Registration Statement on Form S-1, filed on July 28, 2005, File No. 333-126944).

4.5	Fourth Amendment to 2001 Stock Option Plan of DealerTrack Holdings, Inc. (incorporated herein by reference to Exhibit 10.38 to the Company’s Annual Report on Form 10-K, filed on March 30, 2006).

4.6	2005 Incentive Award Plan of DealerTrack Holdings, Inc. (incorporated herein by reference to Exhibit 10.24 to the Company’s Registration Statement on Form S-1, filed on July 28, 2005, File No. 333-126944).

4.7	First Amendment to 2005 Incentive Award Plan of DealerTrack Holdings, Inc. (incorporated herein by reference to Exhibit 10.24 to the Company’s Registration Statement on Form S-1, filed on August 28, 2006, File No. 333-136929).

4.8	Amended and Restated 2005 Incentive Award Plan of DealerTrack Holdings, Inc.

4.9	DealerTrack Holdings, Inc. Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.27 to the Company’s Registration Statement on Form S-1, filed on July 28, 2005, File No. 333-126944).

4.10	DealerTrack Holdings, Inc. Employees’ Deferred Compensation Plan (incorporated herein by reference to Exhibit 10.29 to the Company’s Registration Statement on Form S-1, filed on July 28, 2005, File No. 333-126944).

4.11	DealerTrack Holdings, Inc. Directors’ Deferred Compensation Plan (incorporated herein by reference to Exhibit 10.28 to the Company’s Registration Statement on Form S-1, filed on July 28, 2005, File No. 333-126944).

5.1	Opinion of Counsel regarding the legality of the Common Stock being registered.

23.1	Consent of Counsel (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.3	Power of Attorney (included on signature page).